Exhibit 4.4
FSI International, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 302633 10 2 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF NO DESIGNATED PAR VALUE, OF FSI INTERNATIONAL, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar. WITNESS the facsimile Seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: SECRETARY PRESIDENT AND CEO

FSI INTERNATIONAL, INC.
The Board of Directors has authority to create and authorize the issuance of any number of classes or series of shares of the Corporation and to fix the relative rights and preferences of any class or series. The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UTMA -	Custodian (Cust) (Minor)

TEN ENT	-	as tenants by entireties		under Uniform Transfer to Minors

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                                                                                                   Shares
of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                                                                                                                                                 Attorney
to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE GUARANTEED